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                                                                     EXHIBIT 10b

                              TRIPLE I CORPORATION
                           ONE LOWELL RESEARCH CENTER
                                847 ROGERS STREET
                           LOWELL, MASSACHUSETTS 01852


                                 March 31, 1996


Emanuel Pinez, Chief Executive Officer
Centennial Technologies
37 Manning Road
Billerica, Massachusetts 01821

                             Re: Purchase Agreement

Dear Mr. Pinez:

         This letter serves as written expression of the agreement between Triple I Corporation ("Triple I") and Centennial Technologies, Inc. ("Centennial"), whereby Centennial agrees to assist Triple I with purchases of components used in the manufacture of Triple I products, subject to full reimbursement from Triple I (the "Agreement "). This Agreement shall run for a period of one (1) year and three months, from March 31, 1996 until June 30, 1997, and is renewable upon the mutual written consent of the parties prior to the termination of this Agreement.

         Upon receipt of a written purchase order from Triple I (the "Triple I Purchase Order"), Centennial agrees to use its reasonable efforts to purchase the requested components from the stated vendor on Centennial's account using Centennial's purchasing system. Triple I shall negotiate the terms, prices and delivery dates with the vendor prior to forwarding the Triple I Purchase Order to Centennial, and reflect such terms in the Triple I Purchase Order. Centennial agrees to use its reasonable efforts to place orders with the vendor in a timely manner, according to the terms and conditions stated in the Triple I Purchase Order, and forward copies of the documents evidencing the orders to Triple I.

         Centennial shall receive the components at its place of business and notify Triple I of the receipt within one (1) business day of receipt. Triple I shall be required to transport the components to its place of business from Centennial at the sole expense of Triple I.

         Centennial shall pay the vendor the cost of the components in a timely manner. Triple I shall pay Centennial for the components within ten (10) days of receipt of full payment to Triple I for the sale of the Triple I product within which the components were installed (the "Due Date"). Centennial agrees to reduce Triple I's outstanding balance with Centennial accordingly as payment for the components is received from Triple I. At the times Triple I pays Centennial for the components, Triple I shall provide Centennial with evidence of the dates on which Triple I received full payment for the sale of the Triple I product within which the components were installed.



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Emanuel Pinez, President
Re: Purchase Agreement
March 31, 1996
Page 2

         If any payment for components due Centennial hereunder is not received by Centennial from Triple I within three (3) business days after the Due Date, then Centennial at any time thereafter may attempt to collect said overdue payment, through legal proceedings or otherwise, and Triple I will pay all of Centennial's reasonable legal fees and costs and expenses of collection incurred in connection with Centennial's attempts to collect said overdue payment. In the event that any such payment for components is not received by Centennial within five (5) business days of the Due Date, Centennial, at its option, may assess to Triple I a late payment fee equal to five percent (5%) of the overdue payment, payable to Centennial with the overdue payment.

         The parties have agreed that Centennial will use its reasonable efforts to purchase for Triple I, subject to full reimbursement from Triple I, components necessary to manufacture twenty (20) systems, estimated at $3,000,000. Centennial hereby agrees to assist Triple I with the purchases of components on Centennial's account up to a total of $750,000 due at any one time. The $750,000 limit may be increased upon the prior written consent of Centennial.

         In consideration of Centennial's purchasing services to be provided to Triple I hereunder, Triple I shall pay to Centennial a one-time fee of $200,000. No other fees or interest shall be due. Triple I will pay the $200,000 fee in full in cash on or before May 31, 1996. Centennial acknowledges that Triple I has granted a prior security interest to its principal lender and that Centennial has not requested or received any security interest under this Agreement.

         The parties agree that Centennial may terminate this Agreement, in its sole discretion, if Triple I shall take any voluntary action or be the subject of any involuntary action seeking bankruptcy, insolvency administration, receivership or any such similar action without obtaining dismissal of such action within sixty (60) days after the taking thereof.

         No delay or failure by Centennial to exercise any right hereunder, and no partial or single exercise of any such right, shall constitute a waiver of that or any other right, unless otherwise expressly provided herein.

         This Agreement shall be binding upon and inure to the benefit of the parties and their legal representatives, successors and assigns.

         The parties have requested that the law firm of O'Connor, Broude & Aronson prepare this Agreement. The parties acknowledge that they have been advised to review this Agreement with their own legal counsel and other advisors of their choosing and that prior to entering into this Agreement, they have had the opportunity to review this Agreement with their attorney and other advisors and have not asked (or relied upon) O'Connor, Broude & Aronson to represent them in this matter.





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Emanuel Pinez, President
Re: Purchase Agreement
March 31, 1996
Page 3


         By the signatures below, the undersigned agree that this Agreement constitutes the entire agreement between the parties with respect to the subject matter hereof, that it may be changed only by a written agreement signed by the parties, and agree to abide by the terms herein.

                                       TRIPLE I CORPORATION



                                       By:
                                           --------------------------------
                                           Juan Amodei, Ph.D.
                                           President


                                       CENTENNIAL TECHNOLOGIES, INC.




                                       By:
                                           --------------------------------
                                           Emanuel Pinez
                                           President